EXHIBIT 10.4


                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT


            This Fourth Amendment to Amended and Restated Credit Agreement (this "Amendment"), dated as of April 28, 2000, is made by and between GROW BIZ INTERNATIONAL, INC. and GROW BIZ GAMES, INC., each a Minnesota corporation (each a "Borrower" and collectively the "Borrowers"), and TCF NATIONAL BANK, a national banking association formerly known as TCF National Bank Minnesota (the "Bank").

                                    RECITALS

            The Borrowers and the Bank have entered into an Amended and Restated Credit Agreement dated as of October 14, 1998, as amended by a letter agreement amendment dated as of July 29, 1999, a Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 1999 and a Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment") effective as of December 25, 1999 (as so amended, the "Credit Agreement").

            The Borrowers are currently in default of various financial covenants under the Credit Agreement and have requested that such defaults be waived by the Bank and that the maturity of the Credit Agreement be extended. The Bank has agreed to waive such defaults and extend the maturity to July 31, 2000, provided that certain amendments are made to the Credit Agreement and certain conditions are satisfied, as set forth herein. In addition, the Borrowers have requested the consent of the Bank to the sale of one of the Borrowers' stores, which consent the Bank has agreed to provide on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, the Glossary of Terms appearing as the Appendix to the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

            "'Borrowing Base' means, at any time, an amount equal to:

            (a) eighty-five percent (85%) of the Eligible Buying Group Accounts, computed on the basis of the most recent Borrowing Base Certificate; plus

            (b) thirty percent (30%) of the Eligible Royalty Accounts, computed on the basis of the most recent Borrowing Base Certificate furnished to the Bank; plus

            (c) fifty percent (50%) of Eligible Inventory, computed on the basis of the most recent Borrowing Base Certificate furnished to the Bank; plus

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            (d) $2,640,000, representing seventy-five percent (75%) of the appraised fair market value of the real property subject to that certain Combination Mortgage, Security Agreement and Fixture Financing Statement dated as of December 30, 1999 by International in favor of the Bank."

            "'Fourth Amendment' means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of April 28, 2000."

            "'Maximum Line' means $7,500,000."

            "'Revolving Loan Maturity Date' means July 31, 2000."

2. The Revolving Loan. Section 3.2(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

      "General Terms and Conditions. The Bank agrees, on the terms and conditions herein set forth, to make Revolving Advances to the Borrowers from time to time from the date hereof to and including July 31, 2000, or the earlier termination of the Commitment to make Revolving Advances pursuant to Section 9.2 hereof, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Revolving Commitment Amount or
      (ii) the Borrowing Base. The minimum amount of each Revolving Advance shall be $50,000. Within the above limits, the Borrowers may borrow, prepay and reborrow Revolving Advances under this Section 3.2(a). From and after the date of the first Revolving Advance, accrued interest on the Revolving Note shall be due and payable monthly, commencing on the tenth
      (10th) day of the month following the date of the first Revolving Advance, and on the same day of each month thereafter until payment in full of the Revolving Note. On the Revolving Loan Maturity Date the remaining unpaid principal balance of the Revolving Advances and all accrued and unpaid interest shall be due and payable."

3. Normal Rate of Interest on Revolving Note. Section 3.2(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(d) Normal Rate of Interest. The principal balance of the Revolving Note outstanding from time to time shall bear interest from the date hereof until paid in full at an annual rate which shall at all times be equal to the Base Rate plus one percent (1.00%), which annual rate shall change when and as the Base Rate changes; subject, however, to imposition of the Default Rate pursuant to Section 4.5."

4. Term Loan B. Section 3.3(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(a) General Terms and Conditions. The Bank made Term Loan B Advances to the Borrowers during the period from October 14, 1998 to and including March 31,


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      1999, on which date the aggregate unpaid principal amount of the Term Loan
      B Advances was $8,000,000. The Bank has no obligation to make any additional Term Loan B Advances. The Term Loan B Advances shall be repayable in monthly installments of principal and interest, which such payments began on April 1, 1999. On May 10, 2000, June 10, 2000 and July 10, 2000, accrued interest for the previous month shall be due and payable, together, each such month, with a principal payment in the amount of $150,000. On July 31, 2000 (the 'Term Loan B Maturity Date'), the remaining principal balance of the Term Loan B Advances together with all accrued and unpaid interest thereon shall be due and payable. Such monthly payment amount may change as the interest rate changes due to any implementation of the Default Rate. As of April 28, 2000, the outstanding principal balance of the Term Loan B Advances was $6,500,000."

5. Existing Term Loan. Section 3.4(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(a) General Terms and Conditions. On August 8, 1997, the Bank made a single advance term loan to International in the amount of $4,500,000 (the "Existing Term Loan Advance"). The Existing Term Loan shall be repaid by the Borrowers in equal principal payments of $75,000 per month, which such payments began on October 10, 1997, and shall continue until July 31, 2000 (the 'Existing Term Loan Maturity Date'), at which time a final payment of the remaining unpaid principal balance and all accrued and unpaid interest thereon shall be made. Interest on the Existing Term Loan Advance shall be payable monthly on the tenth (10th) day of the next succeeding month and at maturity or earlier prepayment in full. As of April 28, 2000, the outstanding principal balance of the Existing Term Loan Advance was $2,175,000."

6. Capital Base. Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "Section 7.10 Capital Base. For each period described below, International will maintain at all times, on a consolidated basis, its Capital Base in an amount not less than:

                          Period              Capital Base
                          ------              ------------

                   3/1/00 through 3/31/00     $800,000
                   4/1/00 through 4/30/00     $800,000
                   5/1/00 through 5/31/00     $950,000
                   6/1/00 through 6/30/00     $1,100,000
                   7/1/00 through 7/31/00     $1,100,000"

7. Total Liabilities to Capital Base Ratio. Section 7.11 of the Credit Agreement is hereby deleted and replaced with the following:

            "Section 7.11 - RESERVED."


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All references to "Section 7.11" elsewhere in the Credit Agreement are accordingly hereby deleted.

8. Minimum Debt Service Coverage Ratio. Section 7.12 of the Credit Agreement is hereby deleted and replaced with the following:

            "Section 7.12 - RESERVED."

All references to "Section 7.12" elsewhere in the Credit Agreement are accordingly hereby deleted.

9. Minimum EBIT. Section 7.13 of the Credit Agreement is hereby deleted and replaced with the following:

            "Section 7.13 - RESERVED."

All references to "Section 7.13" elsewhere in the Credit Agreement are accordingly hereby deleted.

10. Application of Tax Refund to Obligations. Section 7.14 of the Credit Agreement is hereby amended to read as follows:

      "Section 7.14 Application of Tax Refund. The Borrowers hereby acknowledge and agree that any and all tax refunds to be received by either of them are subject to the Bank's first prior security interest therein and further agree to deliver to the Bank, properly endorsed, any check and direct to the Bank any wire transfer, in each case, for application to the Obligations, with respect to any tax refund or other payment made by a taxing authority (federal, state or otherwise) to or for the benefit of either of the Borrowers, and to take such other steps as the Bank shall request regarding any such tax refund or other payment in order to give effect to this Section 7.14. Notwithstanding Section 4.3 or any other provision of this Agreement, any and all such tax refunds shall be applied: first to payment or prepayment of all monthly principal installments due or to become due on the Term Loan B Advances and the Existing Term Loan Advances pursuant to Section 3.3(a) and Section 3.4(a), respectively; second to prepayment of the remainder of the Term Loan B Advances and the Existing Term Loan Advances in such order as the Bank may determine in its sole discretion until the Term Loan B Advances and the Existing Term Loan Advances have been fully repaid; and third to payment of the other Obligations in such order as the Bank may determine in its sole discretion. The Bank waives any prior notice requirement under
      Section 3.2(f), Section 3.3(f) and Section 3.4(d) for prepayments made from tax refunds under this Section."

11. Waiver of Defaults. The Borrowers are in default of the financial covenants set forth in Sections 7.10, 7.11, 7.12 and 7.13 of the Credit Agreement for periods through March 31,


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2000 (collectively, the "Defaults"). Upon the terms and subject to the conditions set forth in this Amendment, the Bank hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle either Borrower to any other or further waiver in any similar or other circumstances.

         12. Consent to Sale of Hennepin Avenue Store. The Borrowers have negotiated a sale of their store located at 3505 Hennepin Avenue South, Minneapolis, Minnesota 55408, and certain personal property located at that store, on terms previously disclosed to the Bank. Such sale would violate
Section 8.9 of the Credit Agreement which, among other things, prohibits either Borrower from selling a substantial part of its assets to any Person other than in the ordinary course of business, and Section 3(a) of the Security Agreement dated as of October 14, 1998 between the Borrowers and the Bank (the "Security Agreement"), which, among other things, prohibits either Borrower from selling or otherwise disposing of any Collateral (as defined in the Security Agreement). The Borrowers have requested that the Bank consent to this transaction.

         The Bank hereby consents to this certain transaction upon the terms and subject to the conditions set forth in this Amendment. The Borrowers acknowledge that the proceeds of the above-referenced sale shall constitute proceeds of Collateral (as defined in the Security Agreement). As a requirement of this consent, the Borrowers shall cause such sale proceeds to be delivered directly to the Bank for application to the Obligations in the same manner as set forth for application of tax refunds under Section 7.14 of the Credit Agreement (as amended by this Amendment). This consent shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent shall not entitle the Borrowers to any other or further consent in any similar or other circumstances.

13. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

14. Representations and Warranties. The Borrowers hereby represent and warrant to the Bank as follows:

            (a) The Borrowers have all requisite power and authority to execute this Amendment and to perform all of their obligations hereunder, and this Amendment has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms.

            (b) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers or the articles of incorporation


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      or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which it or its properties may be bound or affected.

            (c) All of the representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

15. Conditions Precedent. This Amendment, the waiver set forth in Section 11 hereof, and the consent set forth in Section 12 hereof, shall be effective when the Bank shall have received a fully executed original hereof, together with each of the following, each in substance and form acceptable to the Bank in its sole discretion:

            (a) A certificate of authority of each of the Borrowers certifying as to (i) the resolutions of the board of directors of such Borrower approving the execution and delivery of this Amendment, as well as the Third Amendment, the mortgage, the trademark security agreement, and certain other documents required under Section 5.3 of the Credit Agreement, (ii) the fact that the articles of incorporation and bylaws of such Borrower, which were certified to the Bank pursuant to the certificate of authority of such Borrower's secretary or assistant secretary in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered, and (iii) certifying that the officers and agents of such Borrower who have been certified to the Bank, pursuant to the certificate of authority of such Borrower's secretary or assistant secretary dated as of October 14, 1998 (as modified by a Supplemental Secretary's Certificate dated as of July 29, 1999) as being authorized to sign and to act on behalf of such Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of such Borrower.

            (b) Such other items as the Bank may, in its discretion, require.

16. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.


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17. No Other Waiver. Except as set forth in Section 11 of this Amendment, above, the execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

18. Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnities, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

19. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Bank on demand for all costs and expenses incurred by the Bank in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Bank may, at any time or from time to time in its sole discretion and without further authorization by either Borrower, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

20. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first written above.


                                      GROW BIZ INTERNATIONAL, INC.


                                      By /s/ David J. Osdoba, Jr.
                                         --------------------------------------
                                         David J. Osdoba, Jr.
                                         Its Vice President of Finance and Chief
                                         Financial Officer

                                      GROW BIZ GAMES, INC.


                                      By /s/ David J. Osdoba, Jr.
                                         --------------------------------------
                                         David J. Osdoba, Jr.
                                         Its Vice President of Finance and Chief
                                         Financial Officer

                                      TCF NATIONAL BANK


                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------

                                      By
                                         --------------------------------------
                                         Its
                                             ----------------------------------


                     [SIGNATURE PAGE TO FOURTH AMENDMENT TO
                                CREDIT AGREEMENT]


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